Exhibit 24(b)

POWER OF ATTORNEY: RILA PRODUCT FILINGS

The Undersigned, Susan M. Cicco, director of MassMutual Ascend Life Insurance Company (“MMALIC”), appoints John Gruber, General Counsel of MMALIC, and all persons succeeding him in the capacity of General Counsel, Mark Muething, President of MMALIC, and John Domaschko, Divisional Assistant Vice President, Legal (collectively referred to hereafter as “Attorneys”), as the Undersigned’s true and lawful attorneys and agents, each with full power to act individually.

This Power of Attorney authorizes each such Attorney (a) to sign and cause to be filed registration statements of MMALIC under the Securities Act of 1933 for each of the MMALIC Contract Categories listed in the chart below, and all amendments, consents and exhibits thereto; (b) to withdraw such statements or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statements which said attorneys may deem advisable; and (d) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with the laws of any state relating to the sale of securities of MMALIC, the Securities Act of 1933, and any rule, regulation, order or other requirement of the Securities and Exchange Commission, hereby ratifying and confirming all actions of said attorney and agent hereunder.

MMALIC Contract Categories

Index Frontier 5 Contracts and Index Frontier 7 Contracts

Index Summit 6 with Return of Premium Contracts and Index Summit 6 Contracts

Index Frontier 5 Pro Contracts and Index Frontier 7 Pro Contracts

Index Summit 6 Pro with Return of Premium Contracts and Index Summit 6 Pro Contracts

Index Achiever Advisory Contracts and Index Achiever Contracts

Index Frontier 5 Plus Contracts

This Power of Attorney hereby revokes any powers of attorney previously given by the Undersigned relating to the MMALIC registration statements listed above, provided that this revocation shall not affect the exercise of such power prior to the date hereof. This Power of Attorney shall not be affected by subsequent disability or incapacity of the Undersigned.

The Undersigned has set her hand this 11th day of April, 2023, in the City of Boston, State of Massachusetts.

/s/ Susan M. Cicco
Susan M. Cicco, Director